Exhibit 10.71

SATISFACTION, TERMINATION AND RELEASE AGREEMENT

This SATISFACTION, TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is dated as of February 25, 2009, between UBS REAL ESTATE SECURITIES INC. (“Buyer”), having an address at 1285 Avenue of the Americas, New York, NY 10019, and CAPITAL TRUST, INC. (“Seller”), having an address at 410 Park Avenue, 14th Floor, New York, NY 10022.

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 30, 2007, as supplemented by that certain Confirmation to Master Repurchase Agreement, dated as of October 30, 2007 (collectively, the “Repurchase Agreement”);

WHEREAS, by the Repurchase Agreement, Seller is obligated to repurchase the Purchased Security at the Repurchase Price on the Repurchase Date and, upon payment by Seller to Buyer of the Repurchase Price, Buyer is obligated to deliver the Purchased Security to Seller;

WHEREAS, Seller does not wish to repurchase the Purchased Security and Buyer wishes to retain the Purchased Security;

WHEREAS, Buyer has proposed, and Seller has consented to transfer to Buyer, and Buyer unconditionally accept and retain, all of Seller’s right, title and interest in the Purchased Security, in full satisfaction of the Seller Obligations; and

WHEREAS, each of the parties hereto desire to terminate its respective right, title and interest in, to and under the Repurchase Agreement and to each release the other from all obligations and liabilities under the Repurchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby agree as follows:

1.            Satisfaction, Termination and Release.

(a)          Capitalized terms used herein and not defined herein shall have the respective meanings attributed thereto in the Repurchase Agreement.

(b)          Buyer hereby proposes, and Seller hereby consents, and Buyer and Seller hereby acknowledge, that (i) Seller by this Agreement transfers to Buyer, and Buyer unconditionally accepts and retains, all of Seller’s right, title and interest in the Purchased Security (the “Transfer”) and (ii) the Transfer shall unconditionally and fully satisfy the Seller Obligations in all respects, including, without limitation, Seller’s obligations to pay the Repurchase Price and all other amounts owed to Buyer under the Repurchase Agreement and other Repurchase Documents.  As such, Seller shall have no further rights with respect to the Purchased Security or under the Repurchase Documents and no further obligations with respect to the Seller Obligations, and Buyer shall be entitled to all rights of ownership of the Purchased Security and shall have no further rights to collect or otherwise enforce the Seller Obligations.

(c)          Buyer and Seller hereby acknowledge that the Repurchase Agreement, all other Repurchase Documents and the Transactions contemplated thereby are hereby terminated and of no further force and effect and that (x) Buyer and Seller are each hereby released and discharged from all their respective obligations or liabilities under the Repurchase Agreement and all other Repurchase Documents, and (y) the rights of Buyer and Seller under the Repurchase Agreement and all other Repurchase Documents are terminated.  Buyer authorizes Seller to file a UCC Financing Statement Amendment to terminate UCC Financing Statement #0001489904 filed with the State of Maryland Department of Assessments and Taxation on November 14, 2007 naming Seller as debtor and Buyer as secured party.

2.            Representations and Warranties.  Each of the parties hereto represent and warrant to each other, that, as of the date hereof: (a) it has the requisite authority and power to enter into this Agreement and the transactions contemplated hereby, and (b) the execution and delivery of this Agreement has been duly authorized and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

3.            Further Assurances.  Each party hereto shall promptly execute and deliver, or to cause to be executed and delivered, all such instruments and to take all such actions as the other party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement, including, without limitation, the delivery and transfer by Seller to Buyer of the Purchased Security.

4.            Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

5.            Amendment.  This Agreement may not be amended or modified, except by an instrument in writing signed by the Buyer and Seller.

6.            Costs and Expenses.  Each of the parties hereto shall be liable for its own costs and expenses in connection with the preparation, negotiation, execution and performance of this Agreement.

7.            Severability.  The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

8.            Successors and Assigns.  The terms of this Agreement and the respective rights and obligations of the parties hereunder shall be binding upon, and inure to the benefit of, their respective successors and assigns.

9.            Governing Law; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF NEW YORK.

 [Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

UBS REAL ESTATE SECURITIES INC., as Buyer

By:	/s/ Bessie T. Giannopulos
	Name:	Bessie T. Giannopulos
	Title:	Executive Director

By:	/s/ Henry Chung
	Name:	Henry Chung
	Title:	Executive Director

CAPITAL TRUST, INC., as Seller

By:	/s/ Geoffrey G. Jervis
	Name:	Geoffrey G. Jervis
	Title:	Chief Financial Officer